Exhibit 99.2

Performance Report

First Quarter

2003

Table of Contents

First Quarter Analysis	2
Consolidated Financial Information	3
Key Financial Data	4
Consolidated Income Statement	6
Consolidated Balance Sheet	7
Net Interest Margin	8
Earnings Per Share (EPS)	9
Analysis of Consolidated Income Statement	10
Net Interest Income	11
Noninterest Income	12
Noninterest Expense	14
Loan Portfolio, Credit Quality & Capital	15
Average Loans	16
Credit Cards — Domestic	17
Credit Quality	18
Nonperforming Assets	19
Rollforward of Reserve For Credit Losses	20
Summary of Credit-Related Costs	21
Net Charge-Offs	21
Capital and Share Data	22
Review of Business Line Results	23
Earnings Summary	25
Personal Financial Services	26
Commercial Financial Services	31
Capital Markets	34
International Banking	34
Argentina	35
Brazil	36
Principal Investing Portfolio	37

FIRST QUARTER ANALYSIS

Below is a summary of net income by business unit for 1Q’03 and 4Q’02:

	2003	2002

(after-tax amounts in millions)	1Q	4Q

Domestic Customer Businesses (see pages 26-33)
Personal Financial Services:
Consumer Banking	$157	$162
Small Business	33	42
Credit Card	32	86
Wealth Management & Brokerage	41	49
Commercial Financial Services	242	262

Total Domestic Customer Businesses	505	601
Other (see note 1 below)	105	27
Q4 incremental loan provision ($400 million pre-tax)	—	(269)

Subtotal	610	359
Businesses being Repositioned
Argentina (see page 35)	(29)	(36)
Brazil (see page 36)	45	37
Principal Investing (see page 37)	(49)	(63)

Subtotal	(33)	(62)

Net Income from Continuing Operations	577	297

Businesses being Discontinued (see note 2 below)
Asia	(6)	(6)
Robertson Stephens	(4)	(10)
Fleet Trading	—	(19)
AFSA	—	(1)

Net (Loss) from Discontinued Operations	(10)	(36)

Net Income	$567	$261

Note: Prior period results for individual business lines have been restated for subsequent reorganizations and methodology changes.

(1)	Includes the Specialist business, Treasury (including securities gains), other international, transactions not allocated to the principal business lines and the residual impact of methodology allocations. The increase from the fourth quarter is due, in part, to the absence of a restructuring charge in Q4 related to planned staff reductions, higher net interest income due to an increase in average earning assets, and a lower credit loss provision. These positive factors were partially offset by lower securities gains, a higher effective income tax rate, and a decline in net income from the Specialist business due to market conditions.

(2)	On April 16, 2002 the Corporation announced that it would be exiting its Asian business, the Robertson Stephens investment banking unit, and AFSA (student loan processing unit). In addition, the Corporation announced in the fourth quarter of 2002 that it would wind down the operations of Fleet Trading, a NASDAQ market maker. In accordance with generally accepted accounting principles (GAAP), these four businesses are accounted for as discontinued operations and the results of operations and the balance sheets of these businesses have been removed from the line item consolidation for all periods presented. Losses from the continued winding down of these operations are expected to be negligible for the remainder of 2003.

CONSOLIDATED
FINANCIAL
INFORMATION

FIRST QUARTER HIGHLIGHTS

Key Financial Data

	2003	2002	Change		2002	Change

Dollars in millions, except per share data	1Q	4Q			1Q

Continuing Operations:
Earnings	$577	$297		94%	$736		(22)
Earnings Per Share	.55	.28		96	.70		(21)
Return on Assets	1.20%	.63%	57	bp	1.56%	(36	)bp
Return on Common Equity	13.91	6.98		693	16.96		(305)
Net Income:
Earnings	$567	$261		117%	$735		(23)%
Earnings Per Share	.54	.24		125	.70		(23)
Return on Assets	1.18%	.55%	63	bp	1.52%	(34	)bp
Return on Common Equity	13.67	6.12		755	16.92		(325)
Other Data:
Revenue	$2,760	$2,874		(4)%	$3,135		(12)%
Expenses	1,573	1,665		(6)	1,557	1
Net Interest Margin	3.89%	3.90%	(1	)bp	4.17%	(28	)bp
Noninterest Income/Revenue	41	46		(500)	45		(400)
Nonperforming Assets (1)	$2,973	$3,459		(14)%	$2,070		44%
Total Credit-Related Charges (2)	310	800		(61)	408		(24)
Net Charge-offs (3)	656	657		(0)	387	70
Reserve/Loans	2.75%	3.21%	(46	)bp	2.95%	(20	)bp

(1)	Nonperforming assets for Argentina were $1.46 billion in 1Q’03, $1.68 billion in 4Q’02 and $202 million in 1Q’02. Net chargeoffs for Argentina were $196 million in 1Q’03, $157 million in 4Q’02 and $21 million in 1Q’02.

(2)	Total credit-related charges included a provision for credit losses of $280 million in 1Q’03, $750 million in 4Q’02, and $408 million in 1Q’02. The remaining amounts in 1Q’03 and 4Q’02 were charged against noninterest income.

(3)	Total net chargeoffs (including Argentina) reflected net loan losses of $626 million in 1Q’03, $607 million in 4Q’02, and $387 million in 1Q’02. The remaining net chargeoff amounts in 1Q’03 and 4Q’02 were charged against noninterest income.

Earnings Per Share Rollforward: continuing operations

Description	EPS

Earnings per share — Fourth Quarter 2002: continuing operations	$.28
Lower credit-related charges ($310 million in Q1 vs. $800 million in Q4)	.30
Absence of fourth quarter restructuring/integration charges	.05
Higher net interest revenue ($1,622 million in Q1 vs. $1,563 million in Q4)	.04
Higher capital markets revenue (excluding securities gains & credit-related charges)	.03
Lower securities gains ($34 million in Q1 vs. $148 million in Q4)	(.07)
Lower credit card revenue (lower gains from portfolio sales and seasonal factors)	(.07)
Change in effective income tax rate	(.02)
All other, net	.01

Earnings per share — First Quarter 2003: continuing operations	$.55

Income Statement

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Net Interest Income (FTE)	$1,622	$1,563	$1,531	$1,656	$1,732
Noninterest Income	1,138	1,311	1,326	996	1,403

Revenue (FTE)	2,760	2,874	2,857	2,652	3,135
Noninterest Expense	1,573	1,665	1,593	1,588	1,557

Income from Continuing Operations before Provision and Income Taxes	1,187	1,209	1,264	1,064	1,578
Provision for Credit Losses	280	750	352	1,250	408
Income Taxes and tax-equivalent adj. from
Continuing Operations	330	162	315	(80)	434

Net Income (Loss) from Continuing Operations	577	297	597	(106)	736
Loss from Discontinued Operations (net of tax)	(10)	(36)	(18)	(280)	(1)

Net Income (Loss)	$567	$261	$579	$(386)	$735

Other Financial Data

RATIOS and COMMON SHARE DATA
Continuing Operations:
Return on Assets	1.20%	.63%	1.29%	nm	%	1.56%
Return on Common Equity	13.91	6.98	14.22	nm		16.96
Efficiency Ratio	57.0	57.9	55.8	59.9		49.6
Diluted Earnings (Loss) Per Share	$.55	$.28	$.57	$(.11)		$.70
Cash Dividends Declared	.35	.35	.35	.35		.35
Book Value	16.04	15.78	15.84	15.79		16.55
Net Income:
Return on Assets	1.18%	.55%	1.23%	nm	%	1.52%
Return on Common Equity	13.67	6.12	13.80	nm		16.92
Diluted Earnings (Loss) Per Share	$.54	$.24	$.55	$(.37)		$.70
Balance Sheet Data:
Total Assets (period-end)	$199,792	$190,453	$187,188	$191,040		$192,164
Loans and Leases (period-end)	124,015	120,380	117,053	116,201		122,517

Consolidated Income Statements

	Three Months Ended

	March 31,	December 31,	March 31,
Dollars in millions, except per share data	2003	2002	2002

Net interest income (FTE)	$1,622	$1,563	$1,732
Noninterest income:
Investment services revenue	354	371	405
Banking fees and commissions	378	382	383
Capital markets revenue	111	119	266
Credit card revenue	156	263	172
Other	139	176	177

Noninterest income	1,138	1,311	1,403

Revenue	2,760	2,874	3,135

Noninterest expense:
Employee compensation and benefits	826	774	806
Occupancy	129	121	131
Equipment	119	117	122
Intangible asset amortization	20	28	22
Merger and Restructuring costs	—	83	5
Other	479	542	471

Noninterest expense	1,573	1,665	1,557

Income from continuing operations before provision and income taxes	1,187	1,209	1,578
Provision for credit losses	280	750	408
Income taxes and tax-equivalent adjustment from continuing operations	330	162	434

Net Income from continuing operations	$577	$297	$736

Loss from discontinued operations (net of tax)	(10)	(36)	(1)

Net Income	$567	$261	$735

Diluted earnings per share — continuing operations	$.55	$.28	$.70
Diluted earnings per share — net income	.54	.24	.70

Consolidated Balance Sheets — Period End

	March 31,	December 31,	March 31,
Dollars in millions	2003	2002	2002

ASSETS:
Cash and equivalents	$12,434	$13,992	$11,405
Securities	36,109	30,425	29,863
Trading assets	4,527	4,486	4,019
Loans and leases	124,015	120,380	122,517
Reserve for credit losses	(3,406)	(3,864)	(3,609)
Due from brokers/dealers	6,143	4,331	3,711
Other assets	19,970	20,703	24,258

Total assets	$199,792	$190,453	$192,164

LIABILITIES:
Deposits	129,575	125,814	120,017
Short-term borrowings	15,948	11,310	13,701
Due to brokers/dealers	6,048	4,297	3,747
Long-term debt	19,551	20,581	24,348
Other liabilities	11,538	11,618	12,765

Total liabilities	182,660	173,620	174,578

STOCKHOLDERS’ EQUITY:
Preferred stock	271	271	271
Common stock	16,861	16,562	17,315

Total stockholders’ equity	17,132	16,833	17,586

Total liabilities and stockholders’ equity	$199,792	$190,453	$192,164

Net Interest Margin and Interest-Rate Spread: Quarter

Average for Three Months Ended
FTE Basis	March 31, 2003		December 31, 2002		March 31, 2002

Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate

ASSETS:
Securities	$32,936	4.30%	$27,946	4.64%	$27,285	5.52%
Loans and leases	122,750	6.14	118,783	6.41	124,994	7.06
Due from brokers/dealers	4,767	1.00	4,062	1.38	3,967	1.43
Other earning assets	8,483	6.14	9,536	4.92	10,359	4.87

Total interest-earning assets	168,936	5.63%	160,327	5.89%	166,605	6.54%

Reserve for credit losses	(3,817)		(3,743)		(3,723)
Other assets	29,910		30,253		33,748

Total assets	$195,029		$186,837		$196,630

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits:
Savings — Domestic	$66,002	1.12%	$64,001	1.29%	$60,630	1.36%
Time — Domestic	16,448	2.35	17,705	2.63	21,736	3.54
International	9,443	3.93	9,055	4.35	11,598	4.59

Total interest-bearing deposits	91,893	1.63	90,761	1.86	93,964	2.26

Short-term borrowings	14,152	2.48	12,841	2.78	15,879	3.67
Due to brokers/dealers	4,892	0.83	3,876	1.11	3,904	1.20
Long-term debt	20,463	5.24	20,734	5.32	24,942	4.78

Total interest-bearing liabilities	$131,400	2.25%	$128,212	2.49%	$138,689	2.84%

Net interest spread		3.38%		3.40%		3.70%

Demand deposits and other noninterest-bearing time deposits	$35,993		$30,707		$27,926
Other liabilities	10,670		11,021		12,244

Total liabilities	178,063		169,940		178,859

Preferred Stock	271		271		271
Common Stock	16,695		16,626		17,500

Stockholders’ equity	16,966		16,897		17,771

Total liabilities and stockholders’ equity	$195,029		$186,837		$196,630

Net interest margin		3.89%		3.90%		4.17%

EARNINGS PER SHARE (EPS)

Computation of equivalent shares and earnings per common share

	BASIC
	Three Months Ended

Dollars in millions, except per share data	03/31/03	12/31/02	03/31/02

Earnings per share:
Net income from continuing operations	$577	$297	$736
Less: Preferred stock dividends	(5)	(5)	(5)

Adjusted net income from continuing operations	572	292	731
Loss from discontinued operations	(10)	(36)	(1)

Adjusted net income	$562	$256	$730

Weighted average shares outstanding (in millions)	1,046.8	1,046.1	1,043.9

Earnings per share — continuing operations	$.55	$.28	$.70
Earning per share — net income	.54	.24	.70

	DILUTED
	Three Months Ended

	03/31/03	12/31/02	03/31/02

Equivalent shares (in millions):
Average shares outstanding	1,046.8	1,046.1	1,043.9
Additional shares due to:
Stock options and awards	1.6	1.2	5.6

Total equivalent shares	1,048.4	1,047.3	1,049.5
Earnings per share:
Net income from continuing operations	$577	$297	$736
Less: Preferred stock dividends	(5)	(5)	(5)

Adjusted net income from continuing operations	$572	$292	$731
Loss from discontinued operations	(10)	(36)	(1)

Adjusted net income	$562	$256	$730

Total equivalent shares (in millions)	1,048.4	1,047.3	1,049.5

Earnings per share — continuing operations	$.55	$.28	$.70
Earning per share — net income	.54	.24	.70

ANALYSIS OF
CONSOLIDATED
INCOME
STATEMENT

Net Interest Income

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Interest income	$2,343	$2,352	$2,390	$2,673	$2,686
Tax-equivalent adjustment	12	13	14	14	22
Interest expense	733	802	873	1,031	976

Net interest income	$1,622	$1,563	$1,531	$1,656	$1,732

Net Interest Margin	3.89%	3.90%	3.86%	4.12%	4.17%

A rollforward of net interest income/margin from 4Q’02 to 1Q’03 follows:

$ in millions	NII	Margin

Fourth Quarter 2002 Balances	$1,563	3.90%
Impact of two fewer days in Q1 accrual period	(18)	.00
Other, net (see note 1 below)	77	(.01)

First Quarter 2003 Balances	$1,622	3.89%

Notes

1)	The increase in net interest income was mainly due to higher levels of average earning assets, which grew approximately $9 billion from the fourth quarter. This reflected a $4 billion increase in average loans (growth in consumer categories partially offset by a decline in domestic commercial and international loans) and a $5 billion increase in securities. While a significant contributor to quarterly fluctuations during the past year, the impact on the change in net interest revenue and margin from Latin America is immaterial. Despite the low interest rate environment net interest margin was down only one basis point from the fourth quarter to 3.89%. This performance mainly reflects the Corporation’s interest rate risk position being fairly balanced between rising and falling interest rates.

Noninterest Income

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Investment Services Revenue	$354	$371	$379	$404	$405
Banking Fees and Commissions	378	382	386	383	383
Capital Markets Revenue*	111	169	211	(134)	266
Credit Card Revenue	156	263	195	155	172
Other*	169	176	173	188	177

Subtotal	1,168	1,361	1,344	996	1,403
Credit-related Charges*	(30)	(50)	(18)	—	—

Total Noninterest Income	$1,138	$1,311	$1,326	$996	$1,403

*     Credit-related charges include $30 million charged against Other Income in 1Q’03, $50 million charged against Capital Markets Revenue in 4Q’02, and $18 million charged against Other Income in 3Q’02. These charges have been broken out and shown in a separate line item for the purpose of the above presentation.

Noninterest income declined $173 million from the fourth quarter. Credit card revenue decreased $107 million due mainly to lower gains from portfolio sales, lower average securitization volume, and seasonal factors which impacted fee income categories. A discussion of changes in other categories follows.

Capital Markets Revenue

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Market-Making	$35	$60	$80	$62	$68
Foreign Exchange	(26)	(42)	43	(23)	81
Syndication/Agency Fees	33	26	32	39	42
Underwriting and Advisory Fees	18	11	15	14	10
Trading Profits and Commissions*	70	52	58	28	38
Securities Gains (Losses)	34	148	51	(208)	15
Principal Investing	(53)	(86)	(68)	(46)	12

Total Capital Markets Revenue*	$111	$169	$211	$(134)	$266

*     Excludes a $50 million credit-related charge recorded to trading profits and commissions in 4Q’02.

Capital markets revenue declined by $58 million from the prior quarter. This reflected a decrease in securities gains due to a lower level of gains from the domestic portfolio and a decline in market-making revenue due to unfavorable market conditions affecting the Fleet Specialist unit. These decreases were partially offset by (1) improved foreign exchange profits due mainly to a decline in losses in Argentina related to judicial decrees that released previously frozen deposits; (2) an increase in trading account profits due to improvements from domestic and international operations; (3) lower principal investing losses due to a decline in net writedowns; and (4) higher syndication and advisory/underwriting fees.

Investment Services Revenue

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Investment Management Revenue	$249	$256	$260	$284	$292
Brokerage Fees and Commissions	105	115	119	120	113

Total Investment Services Revenue	$354	$371	$379	$404	$405

The $7 million decline in investment management revenue was mainly due to weak stock market conditions during the quarter, which adversely affected asset management fees. The 15% decline in investment management revenue from the first quarter of 2002 is in line with the performance of the stock and bond markets during that period in relation to the mix of assets managed. Brokerage fees and commissions declined $10 million reflecting a lower volume of business at Quick & Reilly.

Banking Fees and Commissions

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Cash Management Fees	$115	$108	$118	$109	$124
Deposit Account Charges	102	103	101	104	106
Electronic Banking Fees	63	69	69	68	61
Other	98	102	98	102	92

Total Banking Fees & Commissions	$378	$382	$386	$383	$383

Banking fees and commissions declined from the fourth quarter due to lower electronic banking and letter of credit fees (included in other) reflecting a seasonal pattern typical of these categories. In both cases the fee levels were slightly higher versus the first quarter of last year. Deposit fees were down slightly as a decline in returned check charges more than offset growth in normal service fees. The increase in cash management fees from the fourth quarter is due, in part, to price and volume increases.

NONINTEREST EXPENSE

Noninterest Expense

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Employee Compensation and Benefits	$826	$774	$838	$832	$806
Occupancy	129	121	125	126	131
Equipment	119	117	117	121	122
Intangible Asset Amortization	20	28	21	22	22
Merger and Restructuring Charges	—	83	4	9	5
Other	479	542	488	478	471

Total Noninterest Expense	$1,573	$1,665	$1,593	$1,588	$1,557

FTE Employees	49,567	50,266	50,722	52,408	55,761
Efficiency Ratio	57.0%	57.9%	55.8%	59.9%	49.6%

Noninterest expense decreased $92 million from the prior quarter. This was due to the absence of merger and restructuring charges, mainly related to planned staff reductions, that were recorded in the fourth quarter coupled with declines in various categories of other expense. Modest cost savings were also realized from the restructuring program announced last quarter. Partially offsetting these improvements was the absence of significant incentive compensation accrual reversals, which took place in the fourth quarter, and an increase in compensation/benefits expenses of approximately $20 million related to pension, insurance and stock compensation plans.

LOAN PORTFOLIO,
CREDIT QUALITY &
CAPITAL

LOANS

Average Loans

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

OWNED
Commercial:
Commercial and Industrial — Domestic	$39,306	$41,292	$43,029	$45,785	$47,793
Commercial Real Estate — Domestic	10,825	10,997	11,298	11,696	11,820
International	11,419	12,152	13,204	15,213	16,307

Total Commercial Loans	61,550	64,441	67,531	72,694	75,920
Lease Financing — Domestic	10,950	10,983	11,168	11,364	11,998
Lease Financing — International	3,203	3,066	2,930	2,924	2,872

Total Leases	14,153	14,049	14,098	14,288	14,870

Total Commercial Loans and Leases	75,703	78,490	81,629	86,982	90,790

Consumer:
Home Equity	23,972	20,812	16,970	15,319	14,625
Residential Real Estate	12,662	8,938	7,188	6,493	7,488
Credit Card	5,913	6,007	5,699	5,059	5,619
Other Consumer	3,495	3,515	3,905	4,310	4,664
International	1,005	1,021	1,129	1,376	1,808

Total Consumer	47,047	40,293	34,891	32,557	34,204

Total Loans-Owned	122,750	118,783	116,520	119,539	124,994

SECURITIZED
Credit Card	9,849	10,394	9,776	9,952	10,067
Collateralized Loan Obligation	4,538	4,559	4,196	3,900	3,993
Lease Financing	630	669	685	675	671
Consumer Asset Finance	405	462	503	547	599

Total Securitized Loans	15,422	16,084	15,160	15,074	15,330

Total Managed Loans	$138,172	$134,867	$131,680	$134,613	$140,324

Total average loans-owned grew $4.0 billion from the fourth quarter. An analysis of the major changes by category follows:

•	Residential mortgage loans grew $3.7 billion reflecting portfolio purchases and a decision to retain a greater number of originated loans.

•	Home equity loans grew $3.2 billion reflecting current market conditions (low interest rate environment) and an increased emphasis on cross-selling this product to existing customers.

•	Domestic commercial and industrial loans declined $2.0 billion reflecting continued low customer demand, tightened underwriting, and a corporate focus toward reducing exposures.

•	International loans/leases (commercial and consumer) declined $0.6 billion mainly due to lower levels of loans in Brazil and Argentina.

•	All other domestic loans/leases were down $0.3 billion (net).

Credit Cards — Domestic

Dollars in millions
March 31, 2003	Owned	Securitized	Managed *

Period-end Receivables	$5,431	$9,510	$14,941
Average Receivables	5,913	9,849	15,762
Net Charge-offs	79.1	159.2	238.3
Delinquent Receivables	231.5	421.3	652.8
Charge-off Ratio (annualized)	5.42%	6.55%	6.13%
Delinquency Ratio	4.26	4.43	4.37

December 31, 2002	Owned	Securitized	Managed *

Period-end Receivables	$5,894	$10,438	$16,332
Average Receivables	6,007	10,394	16,401
Net Charge-offs	62.8	150.5	213.3
Delinquent Receivables	233.8	439.4	673.2
Charge-off Ratio (annualized)	4.14%	5.74%	5.16%
Delinquency Ratio	3.97	4.21	4.12

*	Managed balances represent the aggregate of both owned and securitized credit card receivables.

The decline in average managed loans from the fourth quarter was mainly due to portfolio sales, lower balance transfers, a decline in cash advances, and other expected seasonal factors.

CREDIT QUALITY

Events in Argentina have had a significant impact on the Corporation’s levels of nonperforming assets, credit losses and reserves. Below is an analysis of credit quality data for the most recent five quarters that isolates the impact of Argentina on the consolidated totals.

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Nonperforming Assets
Argentina	$1,461	$1,680	$1,901	$2,025	$202
All other	1,512	1,779	1,858	1,866	1,868

Total	$2,973	$3,459	$3,759	$3,891	$2,070
Net Loan Charge-offs
Argentina	$196	$157	$134	$30	$21
All other	430	450	352	950	366

Total	$626	$607	$486	$980	$387
Reserve for Credit Losses
Argentina	$681	$870	$1,023	$1,156	$900
All other	2,725	2,994	2,704	2,711	2,709

Total	$3,406	$3,864	$3,727	$3,867	$3,609
Reserve/Loans
Argentina	30.58%	36.07%	37.24%	37.62%	18.34%
All other	2.24%	2.54%	2.37%	2.40%	2.30%

Total	2.75%	3.21%	3.18%	3.33%	2.95%
Net Loan Charge-offs/Average Loans
Argentina	33.64%	23.86%	18.11%	2.81%	1.59%
All other	1.45%	1.54%	1.23%	3.31%	1.25%

Total	2.07%	2.03%	1.65%	3.29%	1.26%
Reserve/Nonperforming Loans
Argentina	63%	68%	69%	73%	457%
All other	187%	173%	148%	149%	147%

Total	134%	129%	113%	113%	177%
Nonperforming Assets/Related Assets
Argentina*	55.96%	59.66%	59.95%	57.73%	4.11%
All other	1.24%	1.51%	1.62%	1.65%	1.59%

Total*	2.39%	2.86%	3.20%	3.33%	1.69%

*	Calculation includes Argentine securities.

The following tables present credit quality information for the Corporation’s loan portfolio over the most recent five quarters:

Nonperforming Assets (NPAs)

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Nonaccrual Loans excluding Argentina
Commercial and Industrial — Domestic	$1,078	$1,432	$1,564	$1,561	$1,631
Commercial – International	200	139	138	103	71
Commercial Real Estate — Domestic	80	73	39	68	59
Consumer — Domestic	80	72	74	77	76
Consumer — International	19	11	7	9	9

Total Nonaccrual Loans	1,457	1,727	1,822	1,818	1,846
Other Nonperforming Assets	55	52	36	48	22

Total Nonperforming Assets excluding Argentina	1,512	1,779	1,858	1,866	1,868
Argentina	1,461	1,680	1,901	2,025	202

Total Nonperforming Assets	$2,973	$3,459	$3,759	$3,891	$2,070

Nonperforming Assets Reconciliation

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Beginning Balance	$3,459	$3,759	$3,891	$2,070	$1,849
Additions	629	747	740	2,738	792
Reductions	(1,115)	(1,047)	(820)	(777)	(504)
NPAs Reclassified as Held for Sale or Accelerated Disposition	—	—	(52)	(140)	(67)

Ending Balance	$2,973	$3,459	$3,759	$3,891	$2,070

Note: At March 31, 2003, assets held for sale or accelerated disposition had a net carrying value of $45 million, compared with $138 million at December 31, 2002. These assets are excluded from the NPA information presented above. Transfers of loans to assets held for sale or accelerated disposition are made in accordance with management’s intention to focus accelerated resources on their disposition.

Note: Additions for 2Q’02 include $1,921 million from Argentina and $817 million from all other sources.

Domestic NPA Portfolio — 1Q 2003

Stratification

Range	Amount	#
$ in MM	$ in MM	Loans

$100 & Up	$102	1
$75 -to- $100	—	—
$50 -to- $75	—	—
$25 -to- $50	291	8
$10 -to- $25	325	23
Less Than $10	559

Total Domestic NPAs	$1,277

Rollforward of Reserve for Credit Losses

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Beginning Balance	$3,864	$3,727	$3,867	$3,609	$3,634
Provision for Credit Losses	280	750	352	1,250	408
Charge-offs	698	676	542	1,041	437
Recoveries	(72)	(69)	(56)	(61)	(50)

Net Loan Charge-offs	626	607	486	980	387
Other	(112)	(6)	(6)	(12)	(46)

Ending Balance	$3,406	$3,864	$3,727	$3,867	$3,609

Ending Balance excluding Argentina	$2,725	$2,994	$2,704	$2,711	$2,709

Note: The $112 million in the “Other” line in 1Q’03 is primarily due to the Corporation’s adoption of new FFIEC accounting standards related to credit card loans. To comply with these new rules, a portion of the Corporation’s reserve for credit losses, which related to estimates of uncollectible credit card interest, was transferred to related asset categories. There was no income statement impact from adopting these new rules.

Summary of Credit-Related Costs

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Provision for Credit Losses	$280	$750	$352	$1,250	$408
Charges to Noninterest Income	30	50	18	—	—

Total Credit-Related Costs	$310	$800	$370	$1,250	$408

Net Charge-Offs

	2003	2002

Dollars in millions	1Q	4Q	3Q	2Q	1Q

Net Charge-offs excluding Argentina
C & I Loans and Leases	$275	$276	$251	$829	$262
International	41	81	8	27	9
Commercial Real Estate	9	4	5	1	(1)

Total Commercial	325	361	264	857	270
Credit Card	79	63	65	65	64
Other Consumer	16	18	17	21	24
International	9	8	6	7	8
Residential	1	—	—	—	—

Total Consumer	105	89	88	93	96

Total Net Loan Charge-offs excluding Argentina	430	450	352	950	366
Argentina	196	157	134	30	21

Total Net Loan Charge-offs	626	607	486	980	387
Charges to Noninterest Income	30	50	18	—	—

Total Net Charge-offs	$656	$657	$504	$980	$387

CAPITAL

Capital and Share Data

	2003	2002

Dollars in millions, except per share data	1Q	4Q	3Q	2Q	1Q

Common Equity	$16,861	$16,562	$16,595	$16,545	$17,315
Total Stockholders’ Equity	17,132	16,833	16,866	16,816	17,586
Tier 1 Capital *	15,286	15,049	15,120	14,997	15,681
Total Capital *	21,381	21,399	21,615	21,754	22,612
Market Capitalization	25,037	25,449	21,286	34,003	36,734
Tangible Common Equity/Assets	6.27%	6.40%	6.52%	6.37%	6.57%
Total Equity/Assets	8.58	8.84	9.01	8.80	9.15
Tier 1 Capital Ratio *	8.36	8.24	8.24	8.15	8.11
Total Capital Ratio *	11.69	11.72	11.77	11.82	11.70
Leverage Ratio *	8.03	8.27	8.34	8.11	8.20
Book Value Per Share	$16.04	$15.78	$15.84	$15.79	$16.55
Shares Outstanding, period-end (in millions)	1,051.3	1,049.8	1,047.7	1,047.6	1,046.6
Average Diluted Shares Outstanding (in millions)	1,048.4	1,047.3	1,047.0	1,051.1	1,049.5

*	1Q 2003 are estimates

At March 31, 2003, the Corporation exceeded all regulatory required minimum capital ratios, and the banking subsidiaries were considered well capitalized according to regulatory guidelines.

Common Stock Data

	2003	2002

	1Q	4Q	3Q	2Q	1Q

Stock Price at End of Period	$23.88	$24.30	$20.33	$32.35	$35.00
High Price for the Period	27.64	27.49	31.75	36.60	37.21
Low Price for the Period	21.98	17.75	18.75	30.70	31.10
Dividend declared	.35	.35	.35	.35	.35
Dividend paid	.35	.35	.35	.35	.35

FleetBoston Financial (FBF) is traded on the NYSE and the Boston Stock Exchange with total equity of $17.1 billion and a book value per share of $16.04 at March 31, 2003.

REVIEW OF
BUSINESS LINE
RESULTS

Line of Business Results: Primary Domestic Businesses

Net Income

First Quarter 2003

LINE OF BUSINESS RESULTS

     Line of business results are monitored by an internal profitability measurement system. Business line earnings are subject to periodic restatements based on modifications to management accounting rules, profitability measurement system enhancements and organizational changes, and the fourth quarter numbers shown below have been restated to reflect certain changes implemented in 2003. The business line financials presented herein conform to Fleet’s customer focused, organizational hierarchy, which includes the Corporation’s two major business lines, Personal Financial Services (PFS) and Commercial Financial Services (CFS), as well as Capital Markets and International Banking. Discontinued operations reflect results for Robertson Stephens, Asia, Fleet Trading and AFSA.

Line of Business Earnings Summary

	Quarterly Results
	Net Income (Loss)		Revenue		Return on Equity

Dollars in millions	1Q’03	4Q’02	1Q’03	4Q’02	1Q’03	4Q’02

Personal Financial Services	$263	$339	$1,643	$1,754	15%	19%
Commercial Financial Services	242	262	949	908	14	15
International Banking	25	9	211	187	7	2
Capital Markets	(37)	(35)	(19)	(9)	nm	nm
All Other	84	(278)	(24)	34	nm	nm

FleetBoston: Continuing Operations	577	297	2,760	2,874	14	7
Discontinued Operations	(10)	(36)	na	na	nm	nm

Total FleetBoston	$567	$261	$2,760	$2,874	14%	6%

Note: In 1Q’03, most small business activities were transferred from Commercial Financial Services to Personal Financial Services. 4Q’02 data was restated to reflect this change.

PERSONAL FINANCIAL SERVICES

     A.     Profile

•	Two main business segments:

1)	Consumer & Small Business Services

2)	Wealth Management & Brokerage

•	Leading position in 4 of the top 6 states based on per capita income

•	30% household share in New England

•	Nearly 5.5 million households & approximately 475,000 small businesses

•	Approximately 1,460 branches & 3,500 ATMs

•	3.3 million customers have signed up for on-line banking; 69% penetration

•	More than 100 Quick & Reilly Investor Centers with 1,000 financial consultants

•	Columbia Management Group is a top 30 global asset manager

•	$139 Billion in Assets Under Management

•	40 Morningstar Funds Rated 4 or 5

•	400 Investment Professionals

     B.     Comparative Data

	2003	2002	Change

Dollars in millions	1Q	4Q

Consumer and Small Business Services
Net Income
Consumer Banking	$157	$162	$(5)
Small Business	33	42	(9)
Credit Card	32	86	(54)

Total	$222	$290	$(68)
Revenues
Consumer Banking	$673	$684	$(11)
Small Business	146	153	(7)
Credit Card	420	508	(88)

Total	$1,239	$1,345	$(106)
ROE	20%	26%	(600	)bp
Average Loans (Managed)
Credit Card	$15,762	$16,401	$(639)
Home Equity (excl. Resi Mortgages)	23,362	20,321	3,041
Other	4,340	4,225	115

Total	$43,464	$40,947	$2,517

	2003	2002	Change

Dollars in millions (net income and revenues)	1Q	4Q

Wealth Management & Brokerage
Net Income
Quick & Reilly	$5	$3	$2
Private Banking	14	19	(5)
Asset Management/Other	22	27	(5)

Total	$41	$49	$(8)
Revenues
Quick & Reilly	$132	$128	$4
Private Banking	83	87	(4)
Asset Management/Other	189	194	(5)

Total	$404	$409	$(5)
ROE	6%	8%	(200	)bp
Domestic Assets Under Management (in billions)	$139	$143	$(4)

C. Other Highlights – Personal Financial Services

Growth during 1Q’03

•	Core consumer deposits up $1.6B (or 12% annualized) from last quarter and up 9% from last year with growth from last year experienced in all major geographic markets.

•	New York up 14%, Connecticut up 10%, New Jersey up 8%, Massachusetts up 8%

•	See graph on page 29 for trend in core deposits.

•	Total accounts up 100M over 1Q’02

•	Metro New York up 37M

•	NJ/PA up 52M

•	Primary consumer loan balances up 7% from last quarter and up 30% from last year.

•	Home Equity loans up $3.1B (or 15%) from last quarter and $9B (or 60%) from last year. Credit quality remains high with an average loan-to-value of approximately 60% and average FICO score over 760.

•	Credit quality of the Credit Card portfolio remains high as 78% of balances have FICO scores over 660.

•	Products per household have grown consistently to 3.7 and are up in every market and in every customer segment.

•	Total Small Business on-line banking customers have increased by 33% over the past year.

•	The 12-month rolling retail customer attrition rate has declined to 16% in Feb ’03 vs. 18% in Feb ’02 with improvements in every market

•	Despite difficult market conditions, special product revenues at Quick & Reilly increased by $11MM (or 20%) from the same quarter last year.

•	Mutual Fund sales through third-parties were up $200MM (or 8%) from last quarter.

•	Excluding money market accounts, Columbia Management Group experienced positive net inflows into mutual funds during the quarter of $450MM.

Improving Customer Service

•	Expanded Gold Service Response (GSR) process to include the Telephone Banking group and parts of the Private Clients Group. GSR gives employees more authority to make on-the-spot customer decisions, improved technology for faster turnaround, and increased back-office support for complex issues.

•	Continued the implementation of a new incentive program for customer-facing employees within Consumer Financial Services entitled the Gold Star Rewards program. The goal of the program is to enhance customer favorability and to retain and deepen customer relationships in order to increase revenue generation.

•	At its annual awards ceremony, the U.S. Small Business Administration’s New York office awarded Fleet the Pinnacle Award as the top SBA lender for fiscal year 2002.

•	Fleet’s Small Business Services website was recently named the top site for meeting the needs of “micro businesses” by Gomez, Inc., an internet quality measurement company.

•	Continued expanding our Manhattan retail network with two new state-of-the-art branch openings, which feature consumer, small business, and brokerage service representatives. The openings are part of a strategy to pursue branch and ATM locations in high traffic areas like commuter hubs and cultural sites.

•	Significantly improved our online banking product, HomeLink, by linking to the full functionality of our Quick & Reilly online investing product via a single, secure log in. Previously, HomeLink offered limited access to investment products. Specific enhancements include expanded research, planning content, investment choices, premium services such as S&P, Argus and First Call reports, streaming and real-time quotes, a mutual fund center and e-mail alerts.

•	Streamlined the new account opening process by adopting online-style technology to assist employees in matching the right Fleet products and services to the specific needs of the consumer or small business.

Other Growth Initiatives

•	At a recent customer call night featuring PFS employees in New Jersey and Pennsylvania, more than 2,200 appointments were arranged with Quick & Reilly Personal Financial Consultants. This is the current record for a single night in this region.

•	During the quarter, we accelerated the launch of the Asset Management Account, our cornerstone product offering to affluent customers, delivering all the functionality of a full service brokerage account with complete access to the entire banking product suite. Over 5,000 accounts were opened during the quarter.

D. Analysis of Results (1Q vs. 4Q)

Consumer & Small Business Services earned $222 million for the quarter, compared to $290 million in the prior quarter. This decrease was due in large part to lower credit card results. A decline in portfolio sale gains, higher chargeoffs, and the impact of lower seasonal volumes drove this change. Lower seasonal transaction volumes and the impact of the shorter quarter negatively affected both Consumer and Small Business Banking. Substantial increases in home equity volumes, which were up 15% from the prior quarter, partially offset the impact of these declines within Consumer Banking. Wealth Management and Brokerage’s earnings at $41 million decreased $8 million from the fourth quarter due to a decline in the equity markets that resulted in reductions in both assets under management and fees.

•	Penetration of customer base: Total HomeLink enrollments = 69%.

•	Number of active HomeLink accounts up 31% over the past year; currently growing at 19M accounts per month. Average daily logins during the quarter were 289M, up 25% from last year.

•	Active HomeLink customers with Bill Pay increased to 371M in March ’03; up 5% from Dec ’02.

•	Active HomeLink customers made 2.5 million bill-payments in March ’03; up 22% from a year ago.

•	10% of active HomeLink customers also have a linked Quick & Reilly account; growing by 3,400 accounts per month.

COMMERCIAL FINANCIAL SERVICES

A. Profile

•	60,000 relationships with specialized industries and national mid-cap segments (Specialized Finance/National Banking)

•	30,000 relationships with small to mid-size firms (Business Financial Services)

•	#1 in middle market and small business in the Northeast

•	Leading bank-owned asset based lender

•	#2 bank-owned equipment lessor

•	Top 3 non-investment-grade lead arranger

•	Top 3 real estate lead arranger

•	Top 5 cash management provider

B. Comparative Data

	2003	2002	Change
Dollars in millions	1Q	4Q

Net Income
Specialized Finance	$141	$157	$(16)
Business Financial Services	56	68	(12)
National Banking	45	37	8

Total	$242	$262	$(20)
Revenues
Specialized Finance	$472	$457	$15
Business Financial Services	314	316	(2)
National Banking	163	135	28

Total	$949	$908	$41
Average Loans (Managed)
Specialized Finance	$39,461	$40,562	$(1,101)
Business Financial Services	15,311	16,240	(929)
National Banking	12,328	13,192	(864)

Total	$67,100	$69,994	$(2,894)
Product Revenues
Cash Management & Deposit Fees	$113	$100	$13
Investment Banking Fees	51	51	—
Trade Services	42	44	(2)
FX & Derivatives	39	47	(8)
Fixed Income	8	9	(1)

Total	$253	$251	$2

C. Other Highlights

Reducing Risk

•	Focused effort to reduce “credit only” relationships continues with credit only relationships now 15% of total relationships versus 29% a year ago.

•	Credit revenue reliance has been reduced from 49% in 1999 to 37% in Q1’03.

•	Total CFS exposure has been reduced by $29B or 17% over the past eight quarters.

•	After meeting the $10B exposure reduction target at 12-31-02, another $2B+ of exposure related to the targeted reduction program was accomplished in Q1’03.

Commercial Financial Services Exposure

Growth During 1Q’03

•	Total Revenue for CFS in 1Q’03 was $949MM, up 4.5% from 4Q’02.

•	Low Cost Core Deposits totaled $26.5B; up 8% from last quarter.

•	Products sold per CFS customer averaged 6.4 in February, up from 5.3 a year ago.

•	At the beginning of the year, Government Banking began processing annual and quarterly income tax return payments for the IRS. During the year, some 4.5 million remittance items are expected to pass through our processing facility where the deposits will be converted to electronic data files using the latest image-based technology.

•	During Q1’03, over 650 forms to purchase services were downloaded from corporate.fleet.com, our award-winning corporate website that provides clients and prospects with centralized access to online tools and provides detailed information on services and solutions.

•	Business Financial Services recently completed the “Focus on Winning” program, a sales incentive program designed to deliver meaningful client value and accelerate new business by emphasizing our strong solution set and exceptional client service. The campaign resulted in the closing of over 5,000 new pieces of business.

Product & Service Improvements

•	A new naming structure for the former Wholesale Bank was announced. The new name, Commercial Financial Services (CFS), reflects our strategic focus on being the primary bank for our core customer base, both in the Northeast and in national specialty segments. Specialized Finance, the former Corporate Banking division, targets specific industry specialties and markets (i.e. Asset-Based Lending, Leasing) in which Fleet has a competitive advantage. Business Financial Services, formerly Commercial Banking & Financial Services, will continue to focus on being the leading financial services provider to small-to-mid size firms in our footprint.

•	Created the new Professional Services team within Business Financial Services (BFS) which brings together professionals from BFS, Private Clients and Columbia Management Group to offer an integrated, complete financial solution to meet the needs of over 70,000 accounting and legal firms and their employees and clients.

•	Entered into a service agreement with Paychex, Inc., a “best-in-class” provider of payroll processing services. This agreement allows us to offer expanded payroll, human resources, and retirement services to our small and mid-sized customers under a co-branded offering while maintaining our high quality customer service.

•	Continued to improve the client service model with service level tracking, automatic email notification for priority cases, automatic notification for cases nearing due date and provision of service detail in the sales force automation system. Results are impressive with 86% of Corporate Client Services reporting high satisfaction and 96% reporting extremely knowledgeable representatives.

D. Analysis of Results (1Q vs. 4Q)

     Commercial Financial Services earned $242 million in the first quarter compared to $262 million in the prior quarter. The fourth quarter results included a credit-related charge to trading revenue that was substantially offset by a reduction in incentive compensation expense, reflecting the lower than expected level of revenue in the group. In the current quarter the benefit of higher deposit balances was offset by the impact of lower loan volume.

Capital Markets

	Quarterly Results

	Net Income (Loss)		Revenue		Return on Equity

Dollars in millions	1Q’03	4Q’02	1Q’03	4Q’02	1Q’03	4Q’02

Fleet Specialist	$12	$28	$46	$80	14%	33%
Principal Investing	(49)	(63)	(65)	(89)	nm	nm

Total Capital Markets	$(37)	$(35)	$(19)	$(9)	nm%	nm%

     The Capital Markets businesses reported a loss of $37 million in the first quarter of 2003 compared to a loss of $35 million in the fourth quarter. Fleet Specialist earned $12 million, down $16 million from the prior quarter, due to extremely tough market conditions for this industry. Principal Investing incurred a loss of $49 million in the first quarter compared to a loss of $63 million in the fourth quarter as lower writedowns were largely offset by a decline in gains from sales of investments.

International Banking

	Quarterly Results

	Net Income (Loss)		Revenue		Return on Equity

Dollars in millions	1Q’03	4Q’02	1Q’03	4Q’02	1Q’03	4Q’02

Brazil	$45	$37	$150	$139	37%	30%
Argentina	(29)	(36)	(10)	(21)	nm	nm
Other International Units	9	8	71	69	10	9

Total International Banking	$25	$9	$211	$187	7%	2%

     International Banking earned $25 million in the first quarter of 2003 compared to $9 million in the prior quarter. Argentina improved $7 million mainly due to lower losses from the court ordered pay-out of certain deposits in U.S. dollars. Brazil improved $8 million as local conditions have stabilized since the election of President Lula last October. Brazil’s increased earnings were due mainly to improved net interest income, higher trading profits and lower expenses.

************

     All Other includes transactions not allocated to the principal business lines and the residual impact of methodology allocations, as well as the business activities of the Treasury unit, which is responsible for managing the Corporation’s securities and residential mortgage portfolios, balance sheet management functions and wholesale funding. All Other had net income of $84 million in the first quarter versus a net loss of $278 million in the fourth quarter. This improvement was mainly related to the impact of the incremental credit provisions and a restructuring charge recorded in the fourth quarter coupled with higher net interest revenue in the Treasury unit. These items were partially offset by lower security gains and the impact of a higher effective income tax rate in the first quarter.

ARGENTINA

I. Comparative Financial Information

		1Q’03	4Q’02	4Q’01

A	Balance Sheet (in billions) (1)
	Assets	$3.4	$3.7	$9.3
	Securities	.4	.4	.3
	Loans
	Commercial	1.7	1.9	4.5
	Consumer	.3	.3	1.8
	Sovereign	.2	.2	.4

	Total Loans	2.2	2.4	6.7
	Loan Loss Reserves(2)	.7	.9	.9
	Deposits	1.3	1.3	4.4

(1)	Declines in assets and deposits from 4Q’01 due mainly to pesofication and weakening of the local currency.

(2)	The reserve totals shown reflect charges taken in 2Q’02 and 4Q’01 as well as the portion of the general reserve for credit losses that has been allocated to Argentina. Credit losses are charged against the reserve.

B	Income Statement (in millions) (3)
	Net Interest Revenue	$16	$15	$122
	Noninterest Income	(26)	(36)	(326)
	Expenses	37	37	102
	Provision for Credit Losses	0	0	749
	Net Loss	(29)	(36)	(634)

(3)	Revenue and expense levels were affected by a weakening of the local currency since 4Q’01. Revenue levels were also affected by a significant increase in nonperforming assets, and new government policies in 2002, which included the elimination of the inflation indexation on many consumer loans and the court ordered pay-out of certain frozen deposits. The credit loss provision is zero in 1Q’03 and 4Q’02 as all credit losses were charged against the reserves established in preceding quarters.

C	Credit Quality (in millions) (4)
	NPAs	$1,461	$1,680	$263
	Chargeoffs	196	157	39

(4)	The growth in NPAs from 4Q’01 is mainly due to a higher level of commercial loan NPAs and the placement of all sovereign loans and securities on nonaccrual that occurred in 2Q’02 at management’s discretion; $.4 billion of the 1Q’03 NPAs are securities and the remainder are loans. The decline in NPAs from 4Q’02 is mainly due to first quarter chargeoffs and collections.

D	Estimated Cross-border (in billions)
	Trade-Related	$.4	$.4	$1.0
	Other	1.6	1.9	3.8

	Sub-total	2.0	2.3	4.8
	Risk Mitigation:
	Guarantees	( .3)	( .3)	( .7)
	Insurance	( .4)	( .5)	( .8)

	Net Total	$1.3	$1.5	$3.3

II. Developments During the Quarter
•	Presidential election scheduled for April 27 with run-off in May between top two candidates (if necessary).
•	Inflation continues at low levels.
•	Balance sheet translated at March 31 spot exchange rate of 2.96 pesos per dollar vs. December 31 rate of 3.36 pesos per dollar.
•	Total translation gains for 1Q’03 were $20 million (after-tax); translation losses were $358 million (after-tax) for all of 2002. Translation gains/losses are recorded directly to stockholders’ equity, net of tax.

BRAZIL

I. Comparative Financial Information

		1Q’03	4Q’02	4Q’01

A	Balance Sheet (in billions) (1)
	Assets	$9.0	$9.1	$12.0
	Securities	.7	.8	1.9
	Loans (2)
	Commercial	4.9	5.1	6.9
	Consumer	.3	.2	.4

	Total Loans	5.2	5.3	7.3

(1)	The decline in asset levels since 4Q’01 is due to risk reduction measures taken in 2002.
(2)	Approximately $300 million of the Corporation’s loan loss reserve has been allocated to Brazil.

B	Income Statement (in millions) (3)
	Net Interest Revenue	$104	$98	$124
	Noninterest Income	46	41	60
	Expenses	69	75	85
	Provision for Credit Losses	8	5	8
	Net Income	45	37	57

(3)	Revenues are down since 4Q’01 due to the balance sheet downsizing as well as from reducing currency and interest rate risk positions.

C	Credit Quality (in millions) (4)
	NPAs	$129	$63	$18
	Chargeoffs	43	9	5

(4)	The increase in NPAs and chargeoffs from 4Q’02 is mainly due to utility and telecom credits.

D	Estimated Cross-border (in billions)
	Trade-Related	$3.1	$3.1	$3.6
	Other	3.1	3.2	4.8

	Sub-total	6.2	6.3	8.4
	Risk Mitigation:
	Guarantees from parents of customers	(1.0)	(1.0)	(1.1)
	Insurance	(1.0)	(1.0)	(1.1)
	Guarantees from funding providers	( .7)	( .8)	(2.1)
	Other trade-related risk mitigation	(1.4)	(1.3)	(1.6)

	Net Total (5)	$2.1	$2.2	$2.5

(5)	Included in the cross-border totals, net of risk mitigation, were non-trade-related outstandings of $.1 billion in 1Q’03, $.1 billion in 4Q’02, and $.8 billion in 4Q’01.

II. Developments during the Quarter

•	Local currency (“real”) was 3.35 at March 31, 2003 vs. 3.53 per dollar at December 31, 2002
•	Annualized inflation rose to 15.9% in 1Q vs. 12.5% in 4Q; Central Bank raised benchmark rate to 26.5%
•	Brazil’s GDP expected to grow around 2% in 2003.
•	IMF and Brazil agreed on a $30 billion aid package in August 2002; approximately $10 billion of the funds have been disbursed to date, including $4 billion in 2003.
•	The price of Brazil’s benchmark C-bond appreciated approximately 20% in value during 1Q’03.

Principal Investing Portfolio

	2003	2002	Change	2002

	1Q	4Q		1Q

Portfolio Carrying Value (in billions)	$3.4	$3.4	—%	$3.6
Capital Drawdowns — Funds (in millions)	112	122	(8)	103
New Money Invested — Directs (in millions)	12	23	(48)	32

Capital Drawdowns — Funds and New Money Invested (in millions)	124	145	(14)	135
Realized Gains on direct investments (in millions)	3	107	(97)	6
Other (mainly writedowns; in millions)	(56)	(193)	71	6

Net Writedowns/Realized Gains	(53)	(86)	38	12
Net Unrealized Gains on direct investments in Public Companies (in millions)	14	15	(7)	10

			Direct Portfolio Data
		Primary
Portfolio by Industry	Direct	Funds*	Geographic Breakdown		Aging of Portfolio

Manufacturing and Distribution	26	22%	United States	83%	2003	1%
Consumer / Retail	22	10	Europe	12	2002	3
Communication	12	8	Other	5	2001	10
Information Technology	10	10
Healthcare	7	9	Total	100%	2000	35
Media / Entertainment	7	11			1999	18
Financial Services	6	7			< 1998	33
General Services	6	12
Real Estate	3	7			Total	100%
Energy	1	2
Other	—	2

Total	100	100%

*     Information is based on an analysis of the individual investments held by the various funds. The analysis is based on data that is one or two quarters in arrears. Primary funds totaled $1.8 billion in 1Q’03.

This release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from estimates. These risks and uncertainties include, among other things, (1) changes in general political and economic conditions, either domestically or internationally; (2) continued economic, political and social uncertainties in Latin America; (3) developments concerning credit quality, including the resultant effect on the level of the Corporation’s provision for credit losses, nonperforming assets, net charge-offs and reserve for credit losses; (4) continued weakness in domestic commercial loan demand, and the impact of that weakness on the Corporation’s lending activities; (5) changes in customer borrowing, repayment, investment and deposit practices; (6) interest rate and currency fluctuations, equity and bond market fluctuations and inflation; (7) changes in the mix of interest rates and maturities of our interest earning assets and interest bearing liabilities; (8) continued weakness in the global capital markets and the impact of that weakness on the Corporation’s capital markets-related businesses, including principal investing, and its wealth management and brokerage business line, as well as the availability and terms of funding necessary to meet the Corporation’s liquidity needs; (9) changes in competitive product and pricing pressures among financial institutions within the Corporation’s markets; (10) legislative or regulatory developments, including changes in laws or regulations concerning taxes, banking, securities, capital requirements and risk-based capital guidelines, reserve methodologies, deposit insurance and other aspects of the financial services industry; (11) changes in accounting rules, policies, practices and procedures; (12) legal and regulatory proceedings and related matters with respect to the financial services industry, including those directly involving the Corporation and its subsidiaries; (13) the effectiveness of instruments and strategies used to hedge or otherwise manage the Corporation’s exposure to various types of market and credit risk; and (14) the effects of terrorist activities or other hostilities, including geopolitical stresses in the Middle East and other areas.